UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 24, 2007
Date of Report (Date of Earliest Event Reported)
ALLERGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)
(714) 246-4500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 24, 2007, the Board of Directors (the “Board”) of Allergan, Inc. (“Allergan”) approved and adopted the Fifth Amendment (the “Amendment”) to Allergan’s Bylaws (as amended, the “Bylaws”). Article III, Section 3 of the Bylaws was amended to provide that in an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), members of the Board will be elected by a majority of the votes cast with respect to that director, rather than plurality voting. Plurality voting is retained for contested elections. The Amendment took effect upon adoption by the Board.
     The Board also adopted a policy in furtherance of the majority voting principles of the Amendment. Under the Board’s policy, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. The Corporate Governance Committee, or another duly authorized committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. Allergan will publicly disclose the committee’s determination regarding the tendered resignation and the rationale behind the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1 Fifth Amendment to Allergan, Inc. Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: September 25, 2007	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description of Exhibit
3.1	Fifth Amendment to Allergan, Inc. Bylaws